Exhibit 99.1

AmTrust Financial Services, Inc. Enters Into Agreement to Acquire Car Care Plan (Holdings) Limited
NEW YORK, November 1, 2012 (GLOBE NEWSWIRE) -- AmTrust Financial Services, Inc. (Nasdaq:AFSI) (the “Company”) announced today that one of its wholly owned subsidiaries has entered into an agreement to acquire Car Care Plan (Holdings) Limited (“CCPH”) from Ally Insurance Holdings, Inc. (“Ally”) for approximately $70 million. The Company expects to fund the purchase using existing working capital. CCPH has total assets in excess of $360 million. Over the next year, CCPH is projected to generate revenue for the Company in excess of $140 million including fee income of more than $30 million and pre-tax profits of over $14 million.
CCPH, a wholly owned subsidiary of Ally, provides insurance and administrative services to major auto manufacturers for auto extended warranty, guaranteed asset protection (GAP), wholesale floor plan insurance and other auto warranty and insurance products. CCPH underwrites many of its products as well as the products of third-party administrators through its subsidiary Motor Insurance Company Limited, and FSA-authorized UK insurer. CCPH is headquartered in Thornbury, West Yorkshire in England. CCPH has operations in the United Kingdom, Europe, China, North America and Brazil.
“We are excited about the addition of CCPH’s successful and geographically diverse extended warranty and insurance platform,” said the Company's President and CEO, Barry Zyskind. “The combination of CCPH with our existing operations significantly expands our international warranty footprint and positions AmTrust to provide a unique international operation to service the growing needs of large auto manufacturers. The talent and experience of the combined organization is expected to accelerate revenue growth and enhance shareholder value as we deliver market leading insurance products and services to our clients.”
About AmTrust Financial Services, Inc.
AmTrust Financial Services, Inc., headquartered in New York City, is a multinational insurance holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers' compensation, commercial automobile and general liability; extended service and warranty coverage. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 855-327-2223.
The AmTrust Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3280
Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd., American Capital Acquisition Corporation, or third party agencies and warranty administrators, difficulties with technology or breaches in data security, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.
AFSI-F

CONTACT: AmTrust Financial Services, Inc. Investor Relations Elizabeth Malone CFA beth.malone@amtrustgroup.com 646.458.7924 Hilly Gross hilly.gross@amtrustgroup.com 646.458.7925